                                                                     Exhibit 8.1


                                  June 24, 1998




Kaufman and Broad Home Corporation
KBHC Financing I
c/o Kaufman and Broad Home Corporation
10990 Wilshire Boulevard
Los Angeles, California  90024

                  Re:   Offering of Capital Securities and FELINE PRIDES
                        (sm) (Registration Statement Nos. 333-51825 and 333-
                        51825-01    )

Ladies and Gentlemen:

            We have acted as tax counsel to Kaufman and Broad Home Corporation, a corporation organized under the laws of the state of Delaware (the "Company"), and KBHC Financing I, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), in connection with above-captioned registration statement on Form S-3, as subsequently amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) Capital Securities representing undivided beneficial interests in the assets of the Trust (the "Capital Securities"), (ii) Debentures issued by the Company to the Trust in connection with the sale of the Capital Securities (the "Debentures"), and (iii) FELINE PRIDES (sm) consisting of (A) units (referred to as Income PRIDES), initially comprised of stock purchase contracts (the "Purchase Contracts") and beneficial ownership of Capital Securities and (B) units (referred to as Growth PRIDES) initially comprised of Purchase Contracts and beneficial ownership of zero-coupon U.S. Treasury Securities, as described in the Prospectus forming a part of such Registration Statement (the "Prospectus").

            In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information,

Kaufman and Broad Home Corporation
June 24, 1998
Page 2


covenants and representations set forth in the Registration Statement, the Prospectus and certain other documents and statements and representations made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Capital Securities, the Debentures, and the FELINE PRIDES will be consummated in the manner contemplated by the Registration Statement and the Prospectus .

            In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the IRS or, if challenged, by a court.

            Based solely upon the foregoing, we are of the opinion that, under current United States federal income tax law:

            (1) the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes;

            (2) the Debentures will be classified as indebtedness of the Company for United States federal income tax purposes, and the Company will be entitled to deduct interest and original issue discount (if any) with respect to the Debentures; and

            Although the discussion set forth in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Capital Securities and FELINE PRIDES, in our opinion, based solely upon the foregoing, such discussion constitutes, in all material respects, a fair

Kaufman and Broad Home Corporation
June 24, 1998
Page 3


and accurate summary under current law of the anticipated material United States federal income tax consequences of the purchase, ownership, and disposition of the FELINE PRIDES, Capital Securities and Common Stock to investors generally.

            Except as set forth above, we express no opinion of any party as to the tax consequences, whether federal, state, local, or foreign, of the issuance of the Capital Securities, the Debentures, or the FELINE PRIDES or of any transaction related to or contemplated by such issuance. This opinion is furnished to you solely for your benefit and the benefit of purchasers pursuant to and in connection with the initial offering of the Capital Securities and the FELINE PRIDES and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "LEGAL OPINIONS" in the Prospectus. We consent to the reference to and discussion of this opinion under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                Very truly yours,


                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP